Exhibit 8.2

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

[●], 2022

Griffey Global Holdings, Inc.

605 5th Ave S., Suite 400

Seattle, WA 98104-2216

Ladies and Gentlemen:

We have acted as counsel to Griffey Global Holdings, Inc., a Delaware Corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4 of Vector Holding, LLC, a Delaware limited liability company (“New CCNB”)1, initially filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), on January 18, 2022 (as amended through the date hereof, the “Registration Statement”), relating to the Business Combination Agreement, dated December 9, 2021 (the “Business Combination Agreement”), by and among the Company, CC Neuberger Principal Holdings II, a Cayman Islands exempted company (“CCNB”), New CCNB, Vector Domestication Merger Sub, LLC, a Delaware limited liability company, Vector Merger Sub 1, LLC, a Delaware limited liability company, and Vector Merger Sub 2, LLC, a Delaware limited liability company. Any capitalized terms used but not defined herein unless otherwise stated have the meaning given to such terms in the Business Combination Agreement.

In providing our opinion, we have examined and with your consent are relying upon (i) the Business Combination Agreement, (ii) the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed with your consent that (i) the transactions will be consummated in accordance with the provisions of the Business Combination Agreement and as described in the Registration Statement (and no transaction or condition described therein will be waived by any party), (ii) the statements concerning the transactions and the parties thereto set forth in the Business Combination Agreement and in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Second Effective Time, (iii) the statements and representations made by CCNB (and on behalf of the CCNB Parties) and the Company in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct and will remain true, complete and correct at all times up to and including the Second Effective Time, (iv) any such statement or representation set forth in the Business Combination Agreement, the Registration Statement or the Officer’s Certificates that is qualified by belief, knowledge, intention, materiality or any comparable or similar qualification, is and will be true, complete and correct as if made without such qualification, (v) the parties to the Business Combination Agreement and their respective subsidiaries will treat the transactions for U.S. federal and applicable state and local income tax purposes in a manner consistent with our opinion, (vi) such parties have complied and will continue to comply with the obligations, covenants and agreements contained in the Business Combination Agreement, and (vii) there will be no change in applicable U.S. federal income tax law from the date hereof through the Second Effective Time. If any of the above described assumptions is untrue for any reason or if the transactions are consummated in a manner that is different from the manner described in the Business Combination Agreement, the Registration Statement, or the Officer’s Certificates, this opinion may be adversely affected. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing.

1 At the Statutory Conversion Effective Time, New CCNB will convert from a Delaware limited liability company to a Delaware corporation.

[●], 2022

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the caption “Shareholder Proposal 2: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Getty Mergers to holders of Getty Images Common Shares,” (i) it is our opinion that, for U.S. federal income tax purposes, the Getty Mergers should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) the discussion set forth in the Registration Statement under the caption “Shareholder Proposal 2: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Getty Mergers to holders of Getty Images Common Shares,” insofar as such discussion constitutes statements of U.S. federal income tax law, constitutes our opinion as to the material U.S. federal income tax consequences of the Getty Mergers to U.S. holders (as defined in the Registration Statement) of shares of common stock of the Company.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Business Combination Agreement or the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Getty Mergers, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the Getty Mergers and therefore is prospective and dependent on future events.

This opinion is furnished to you solely in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,